Exhibit 5.2

KPMG AS Drenning Eufemias gate 6A P.O. Box 7000 Majorstuen N-0306 Oslo Telephone +47 45 40 40 63 Internet www.kpmg.no Enterprise 935 174 627 MVA Consent of Independent Auditor We consent to the incorporation by reference in the registration statement on Form F-10 of our report dated May 10, 2025 with respect to the consolidated financial statements of Nye Sulitjelma Gruver AS. Oslo, Norway February 18, 2026 Offices in OKPMG AS, a Norwegian limited hability company and a member firm of the KPMG global organization of independent member Oslo firms affiliated with KPMG International Limited, a private English company limited by guarantee All nghts reserved Arendal Bergen Statsautonserte revisorer medlemmer av Den norske Revisorforening Drammen Hamar Molde Stavanger Trondheim Tynset

KPMG AS Dronning Eufemias gate 6A P.O. Box 7000 Majorstuen N-0306 Oslo Consent of Independent Auditor Telephone +47 45 40 40 63 Internet www.kpmg.no Enterprise 935 174 627 MVA We consent to the incorporation by reference in the registration statement on Form F-10 of our report dated May 10, 2025, with respect to the consolidated financial statements of Nussir ASA. Oslo, Norway February 18, 2026 Offices in KPMG AS, a Norwegian limited liability company and a member firm of the KPMG global organization of independent member Oslo firms affiliated with KPMG International Limited, a private English company limited by guarantee All nights reserved Arendal Bergen Statsautonserte revisorer - medlemmer av Den norske Revisorforening Drammen Hamar Molde Stavanger Trondheim Tynset